THE CHARLES SCHWAB FAMILY OF FUNDS

Schedule A

Dated January 16, 2018

Fund	Class of Shares	Shareholder Service Fee under Section 2.1
Schwab Money Market Fund	Sweep Shares	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets
Schwab AMT Tax-Free Money Fund	Investor Shares (formerly Value Advantage Shares) Sweep Shares

An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

Schwab Cash Reserves	Sweep Shares	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets
Schwab Advisor Cash Reserves	Sweep Shares Premier Sweep Shares

An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

Schwab Government Money Fund	Sweep Shares	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

	Investor Shares (formerly Purchased Shares)	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets
Schwab U.S. Treasury Money Fund	Sweep Shares	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

	Investor Shares	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets
Schwab Value Advantage Money Fund	Investor Shares	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

	Ultra Shares	An annual fee, payable monthly, of zero one-hundredths of one percent (0.00%) of the Fund’s average daily net assets

Schwab Retirement Advantage Money Fund	N/A	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets
Schwab Investor Money Fund	N/A	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets
Schwab Municipal Money Fund	Sweep Shares	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

	Investor Shares (formerly Value Advantage Shares)	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

	Ultra Shares (formerly Premier Shares)	An annual fee, payable monthly, of zero one-hundredths of one percent (0.00%) of the Fund’s average daily net assets
Schwab California Municipal Money Fund	Investor Shares (formerly Value Advantage Shares)	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

	Sweep Shares	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets
Schwab New York Municipal Money Fund	Investor Shares (formerly Value Advantage Shares)	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

	Sweep Shares	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets
Schwab Treasury Obligations Money Fund	Investor Shares (formerly Value Advantage Shares) Sweep Shares

An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

Schwab Variable Share Price Money Fund	Investor Shares Ultra Shares

An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

An annual fee, payable monthly, of zero one-hundredths of one percent (0.00%) of the Fund’s average daily net assets